777 Main Street, Suite 1000
Fort Worth, Texas 76102
P | 817.348.1600 F | 817.348.1815
www.hallmarkgrp.com

FOR IMMEDIATE RELEASE

HALLMARK FINANCIAL SERVICES, INC.

ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2012 RESULTS

FORT WORTH, Texas, (March 14, 2013) - Hallmark Financial Services, Inc. (NASDAQ: HALL) today reported fourth quarter 2012 net income of $1.8 million, or $0.09 per share, compared to net income of $0.3 million, or $0.02 per share reported for fourth quarter 2011. Hallmark reported net income of $3.5 million, or $0.18 per share, for fiscal 2012 as compared to a net loss of $10.9 million, or $0.55 per share, reported for fiscal 2011. Total revenues were $88.6 million for the fourth quarter 2012 as compared to $83.1 million for the fourth quarter of 2011. Fiscal 2012 total revenues were $341.8 million, up 6% from the $322.8 million reported for fiscal 2011.

Mark J. Morrison, President and Chief Executive Officer, said, “The positive results for the quarter continue to reflect improvement in underwriting profitability due to the decisive actions taken over the past year, including a continuation of meaningful rate increases across most all business units and exiting unprofitable states and product lines in our Personal Segment. Our fourth quarter combined ratio of 99.1% and earnings of $0.09 per share evidence this improvement and reflect the favorable underlying trends within our business.”

Mr. Morrison continued, “The year-over-year increase in revenue continues to be largely driven by organic growth from the operating units that comprise our Specialty Commercial Segment. We have seen an increase in premium production generated from favorable rate trends, as well as from added insured exposure units that suggests improving economic conditions in the markets in which we operate. We continue to see middle single-digit to low double-digit rate increases across all operations with the exception of General Aviation, which continues to be impacted by increased competition in a contracting market. We expect these trends to continue throughout 2013 as we continue to closely monitor pricing and pursue rate increases in most all of our lines of business.”

Mark E. Schwarz, Executive Chairman of Hallmark, stated, “Book value per share was $11.45 at the end of the year, an increase of 2% over prior year. Cash flow from operations was $5.5 million in the fourth quarter and $33.7 million for fiscal 2012, up from $24.6 million in the prior year. Total cash and investments increased 6% during fiscal 2012 to $539.2 million, or $27.99 per share.”

Mr. Schwarz continued, “Despite holding a greater amount of fixed income securities during 2012, net investment income was nearly $0.6 million less than prior year due to a 70 basis point decline in tax equivalent book yield to 4.4%.  Hallmark continues to carry significant cash of $93.9 million as of December 31, 2012, which we seek to opportunistically deploy in ways that will generate a higher return for shareholders in the future.”

4th Quarter
	2012	2011	% Change
	($ in thousands, unaudited)
Gross premiums written	92,184	84,047	10%
Net premiums written	77,385	70,804	9%
Net premiums earned	83,498	76,282	9%
Investment income, net of expenses	3,720	4,115	-10%
Net realized gains	89	456	-80%
Total revenues	88,623	83,102	7%
Net income (1)	1,783	311	473%
Net income per share - basic	$0.09	$0.02	350%
Net income per share - diluted	$0.09	$0.02	350%
Book value per share	$11.45	$11.19	2%
Cash flow from operations	5,495	9,602	-43%

Fiscal Year
	2012	2011	% Change
	($ in thousands)
Gross premiums written	389,842	354,881	10%
Net premiums written	332,489	303,876	9%
Net premiums earned	319,436	293,041	9%
Investment income, net of expenses	15,293	15,880	-4%
Net realized gains	1,943	3,633	-47%
Total revenues	341,800	322,771	6%
Net income (loss) (1)	3,524	(10,891)	NM
Net income (loss) per share - basic	$0.18	$(0.55)	NM
Net income (loss) per share - diluted	$0.18	$(0.55)	NM
Book value per share	$11.45	$11.19	2%
Cash flow from operations	33,682	24,610	37%

(1)	Net income (loss) is net income (loss) attributable to Hallmark Financial Services, Inc. as reported in the consolidated statements of operations as determined in accordance with U.S. generally accepted accounting principles (GAAP).

Fiscal Year 2012 Commentary

During fiscal 2012, total revenues were $341.8 million, representing an approximately 6% increase over the $322.8 million in total revenues for fiscal 2011. The growth in revenue was primarily attributable to increased premium production and resulting earned premium driven largely from the E&S Commercial business unit and from the acquisition of the Workers Compensation business unit during the third quarter of 2011. The increase in revenue was partially offset by an adverse profit share commission revenue adjustment in the Standard Commercial P&C business unit, combined with lower finance charges and earned premium in the Personal Segment due mostly to the impact of a reduction of premium written in underperforming states and products exited over the past twelve months. Further offsetting the increase in revenue was lower net realized gains for the period ended December 31, 2012.

Net income attributable to Hallmark was $3.5 million for the year ended December 31, 2012, as compared to a net loss of $10.9 million for the year ended December 31, 2011. On a diluted per share basis, net income attributable to Hallmark was $0.18 per share for fiscal 2012 as compared to a net loss of $0.55 per share for fiscal 2011.

The increase in revenue for the year ended December 31, 2012 was complemented by decreased loss and loss adjustment expenses due primarily to improved current accident year loss trends in the Standard Commercial P&C business unit and Personal Lines business unit as well as $3.7 million of favorable prior year loss development for the year ended December 31, 2012 as compared to $16.4 million of adverse reserve development recognized during the prior year. Of the $16.4 million unfavorable development recognized for the year ended December 31, 2011, $10.3 million was a result of adverse prior year loss reserve development in the Personal Segment in Florida. In addition, the results for the years ended December 31, 2012 and 2011 included $11.7 million and $10.3 million, respectively, in current accident year net losses from weather related claims.

Hallmark's consolidated net loss ratio was 68.9% and 70.9% for the three and twelve months ended December 31, 2012 as compared to 75.2% and 81.6% for the same periods in 2011. Hallmark's net expense ratio was 30.2% and 30.8% for the three and twelve months ended December 31, 2012 as compared to 29.3% and 30.8% for the same periods in 2011. Hallmark’s net combined ratio was 99.1% and 101.7% for the three and twelve months ended December 31, 2012 as compared to 104.5% and 112.4% for the same periods in 2011.

About Hallmark Financial Services, Inc.

Hallmark Financial Services, Inc. is an insurance holding company which, through its subsidiaries, engages in the sale of property/casualty insurance products to businesses and individuals. Hallmark’s business involves marketing, distributing, underwriting and servicing commercial and personal lines of property/casualty insurance products, as well as providing other insurance related services. Hallmark is headquartered in Fort Worth, Texas and its common stock is listed on NASDAQ under the symbol "HALL."

Forward-looking statements in this release are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that actual results may differ substantially from such forward-looking statements. Forward-looking statements involve risks and uncertainties including, but not limited to, continued acceptance of the Company’s products and services in the marketplace, competitive factors, interest rate trends, general economic conditions, the availability of financing, underwriting loss experience and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

For further information, please contact:

Mark J. Morrison, President and Chief Executive Officer at 817.348.1600

www.hallmarkgrp.com

Hallmark Financial Services, Inc. and Subsidiaries
Consolidated Balance Sheets
($ in thousands, except share amounts)	As of December 31
ASSETS	2012	2011
Investments:		(as adjusted)
Debt securities, available-for-sale, at fair value (cost: $397,800 in 2012 and $380,578 in 2011)	$401,435	$380,469
Equity securities, available-for-sale, at fair value (cost: $31,502 in 2012 and $30,465 in 2011)	43,925	44,159
Total investments	445,360	424,628
Cash and cash equivalents	85,145	74,471
Restricted cash	8,707	9,372
Ceded unearned premiums	22,411	19,470
Premiums receivable	66,683	53,513
Accounts receivable	3,110	3,946
Receivable for securities	3	2,617
Reinsurance recoverable	51,970	42,734
Deferred policy acquisition costs	24,911	22,554
Goodwill	44,695	44,695
Intangible assets, net	23,068	26,654
Deferred federal income taxes, net	1,940	-
Federal income tax recoverable	-	6,738
Prepaid expenses	1,480	1,458
Other assets	10,985	13,209
Total Assets	$790,468	$746,059

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Revolving credit facility payable	$1,473	$4,050
Subordinated debt securities	56,702	56,702
Reserves for unpaid losses and loss adjustment expenses	313,416	296,945
Unearned premiums	162,502	146,104
Reinsurance balances payable	7,330	3,139
Pension liability	3,685	3,971
Payable for securities	-	203
Federal income tax payable	1,518	-
Deferred federal income taxes, net	-	135
Accounts payable and other accrued expenses	23,305	17,954
Total Liabilities	569,931	529,203
Commitments and contingencies
Redeemable non-controlling interest	-	1,284
Stockholders’ equity:
Common stock, $.18 par value, authorized 33,333,333 shares; issued 20,872,831 shares in 2012 and 2011	3,757	3,757
Additional paid-in capital	122,475	122,487
Retained earnings	97,964	94,440
Accumulated other comprehensive income	7,899	6,446
Treasury stock (1,609,374 shares in 2012 and 2011), at cost	(11,558)	(11,558)
Total Stockholders’ Equity	220,537	215,572
	$790,468	$746,059

Hallmark Financial Services, Inc. and Subsidiaries
Consolidated Statements of Operations	Three Months Ended		Fiscal Year Ended
($ in thousands, except share amounts)	December 31		December 31
	2012	2011	2012	2011
		(as adjusted)		(as adjusted)
Gross premiums written	$92,184	$84,047	$389,842	$354,881
Ceded premiums written	(14,799)	(13,243)	(57,353)	(51,005)
Net premiums written	77,385	70,804	332,489	303,876
Change in unearned premiums	6,113	5,478	(13,053)	(10,835)
Net premiums earned	83,498	76,282	319,436	293,041

Investment income, net of expenses	3,720	4,115	15,293	15,880
Net realized gains	89	456	1,943	3,633
Finance charges	1,419	1,678	5,957	6,826
Commission and fees	(112)	558	(1,145)	3,175
Other income	9	13	316	216
Total revenues	88,623	83,102	341,800	322,771

Losses and loss adjustment expenses	57,555	57,394	226,414	239,235
Other operating expenses	26,715	23,216	103,792	95,106
Interest expense	1,170	1,161	4,634	4,631
Amortization of intangible assets	896	896	3,586	3,586
Total expenses	86,336	82,667	338,426	342,558

Income (loss) before tax	2,287	435	3,374	(19,787)
Income tax expense (benefit)	504	94	(474)	(8,954)
Net income (loss)	1,783	341	3,848	(10,833)
Less: net income attributable to non-controlling interest	-	30	324	58
Net income (loss) attributable to Hallmark Financial Services, Inc.	$1,783	$311	$3,524	$(10,891)

Net income (loss) per share attributable to Hallmark Financial Services, Inc. common stockholders:
Basic	$0.09	$0.02	$0.18	$(0.55)
Diluted	$0.09	$0.02	$0.18	$(0.55)

Hallmark Financial Services, Inc. and Subsidiaries
Consolidated Segment Data
($ in thousands)	Three Months Ended December 31
	Standard Commercial Segment		Specialty Commercial Segment		Personal Segment		Corporate		Consolidated
	2012	2011	2012	2011	2012	2011	2012	2011	2012	2011
Gross premiums written	$18,799	16,718	$57,005	47,988	$16,380	19,341	$-	-	$92,184	84,047
Ceded premiums written	(1,937)	(1,423)	(12,694)	(11,702)	(168)	(118)	-	-	(14,799)	(13,243)
Net premiums written	16,862	15,295	44,311	36,286	16,212	19,223	-	-	77,385	70,804
Change in unearned premiums	1,258	1,509	2,226	528	2,629	3,441	-	-	6,113	5,478
Net premiums earned	18,120	16,804	46,537	36,814	18,841	22,664	-	-	83,498	76,282

Total revenues	19,328	18,904	49,105	38,405	20,641	24,795	(451)	998	88,623	83,102

Losses and loss adjustment expenses	13,575	11,823	27,153	20,559	16,827	25,012	-	-	57,555	57,394

Pre-tax income (loss), net of non-controlling interest (2)	115	2,225	8,739	7,393	(2,788)	(7,306)	(3,779)	(1,907)	2,287	405

Net loss ratio (1)	74.9%	70.4%	58.3%	55.8%	89.3%	110.4%	-	-	68.9%	75.2%
Net expense ratio (1)	31.2%	27.6%	28.0%	29.0%	28.4%	24.3%	-	-	30.2%	29.3%
Net combined ratio (1)	106.1%	98.0%	86.3%	84.8%	117.7%	134.7%	-	-	99.1%	104.5%

[1]	The net loss ratio is calculated as incurred losses and loss adjustment expenses divided by net premiums earned, each determined in accordance with GAAP. The net expense ratio is calculated for the business units that retain 100% of produced premium as total operating expenses for the unit offset by agency fee income divided by net premiums earned, each determined in accordance with GAAP. For the business units that do not retain 100% of the produced premium, the net expense ratio is calculated as underwriting expenses of the insurance company subsidiaries for the unit offset by agency fee income, divided by net premiums earned, each determined in accordance with GAAP. The net combined ratio is calculated as the sum of the net loss ratio and the net expense ratio.

[2]	Amounts for 2011 have been adjusted for the adoption of a change in accounting principle related to deferred policy acquisition costs. (See, “Adoption of New Accounting Pronouncements” in Note 1 to the audited consolidated financial statements, included in Hallmark’s Form 10-K for the year ended December 31, 2012.)

Hallmark Financial Services, Inc. and Subsidiaries
Consolidated Segment Data
($ in thousands)	Year Ended December 31
	Standard Commercial Segment		Specialty Commercial Segment		Personal Segment		Corporate		Consolidated
	2012	2011	2012	2011	2012	2011	2012	2011	2012	2011
Gross premiums written	$77,091	69,420	$235,695	185,020	$77,056	100,441	$-	-	$389,842	354,881
Ceded premiums written	(7,000)	(5,476)	(49,642)	(40,743)	(711)	(4,786)	-	-	(57,353)	(51,005)
Net premiums written	70,091	63,944	186,053	144,277	76,345	95,655	-	-	332,489	303,876
Change in unearned premiums	(936)	642	(17,223)	(8,784)	5,106	(2,693)	-	-	(13,053)	(10,835)
Net premiums earned	69,155	64,586	168,830	135,493	81,451	92,962	-	-	319,436	293,041

Total revenues	73,119	72,830	178,917	142,838	89,149	101,351	615	5,752	341,800	322,771

Losses and loss adjustment expenses	52,828	50,940	103,980	87,265	69,606	101,030	-	-	226,414	239,235

Pre-tax income (loss), net of non-controlling interest (2)	(2,486)	1,335	25,932	14,348	(8,535)	(29,647)	(11,861)	(5,881)	3,050	(19,845)

Net loss ratio (1)	76.4%	78.9%	61.6%	64.4%	85.5%	108.7%	-	-	70.9%	81.6%
Net expense ratio (1)	33.2%	32.3%	28.3%	29.6%	28.5%	25.8%	-	-	30.8%	30.8%
Net combined ratio (1)	109.6%	111.2%	89.9%	94.0%	114.0%	134.5%	-	-	101.7%	112.4%

[1]	The net loss ratio is calculated as incurred losses and loss adjustment expenses divided by net premiums earned, each determined in accordance with GAAP. The net expense ratio is calculated for the business units that retain 100% of produced premium as total operating expenses for the unit offset by agency fee income divided by net premiums earned, each determined in accordance with GAAP. For the business units that do not retain 100% of the produced premium, the net expense ratio is calculated as underwriting expenses of the insurance company subsidiaries for the unit offset by agency fee income, divided by net premiums earned, each determined in accordance with GAAP. The net combined ratio is calculated as the sum of the net loss ratio and the net expense ratio.

[2]	Amounts for 2011 have been adjusted for the adoption of a change in accounting principle related to deferred policy acquisition costs. (See, “Adoption of New Accounting Pronouncements” in Note 1 to the audited consolidated financial statements, included in Hallmark’s Form 10-K for the year ended December 31, 2012.)